Exhibit 4.29
Supplementary Agreement of Loan
Borrower (Party A): Zastron Electronic (Shenzhen) Co., Ltd
Address: Gusu Industrial Estate, Xixiang, Bao’an, Shenzhen
Post code: 518126
Lender (Party B): Zastron Precision-Tech Limited
Address: Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111,
Cayman Islands
Whereas:
(1)	In accordance with a loan agreement (“that Agreement”) signed by Party A with Party B on Jul. 13, 2004, Party A borrowed from Party B with US Dollars Five Million Eight Hundred and Forty Thousand only (USD 5,840,000). The term of loan agreed by that Agreement is one year, from Jul. 14, 2004 to Jul. 13, 2005.

(2)	In June 2005, Party A and Party B reached unanimity through consultation and negotiation and agreed to enter into this Agreement to extend the term of the said Agreement, from Jul. 14, 2005 to Jul. 13, 2006.

(3)	Having reached unanimity through consultation and negotiation, Party A and Party B agree to enter into this Agreement to extend another one year of the term of the said Agreement and to be abided by both parties.
     Article 1 Term of Loan
     Party A and Party B now agree to extend another one year of the term of the loan agreed by Article 3 of that Agreement, i.e. from Jul. 14, 2006 to Jul. 13, 2007.
Article 2 Effectiveness of that Agreement
Except the above amendment, all other provisions of that Agreement shall remain in force.
Article 3 Effectiveness of this Agreement
     This Agreement shall take effect from the date of being signed and sealed by the legal representative (person in charge) or authorized agent of Party A and person in charge or authorized agent of Party B.
Article 4
     This Agreement is executed in triplicates. It shall be terminated automatically after the principal is repaid by Party A.
     Article 5
     This Agreement is complying with the Rules for Administration of Foreign Exchange of the PRC

Party A (seal): Zastron Electronic (Shenzhen) Co., Ltd

Legal representative or authorized agent (signature): Original signed of Ms.

Lei Lai Fon, Patinda

(with Company chop)

Sept 5, 2007

Party B (seal): Zastron Precision-Tech Limited

Representative (chairman) or authorized agent (signature): Original signed of

Mr. Wang Lu Ping

(with Company chop)

Sept 5, 2007

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